Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Avnet, Inc.:
      We consent to the incorporation by reference in the registration statements Nos. 333-39530, 333-94957, and 333-107474 on Form S-3 and Nos. 33-29475, 33-43855, 33-64765, 333-17271, 333-45735, 333-55806, 333-00129, 333-45267, 333-89297, 333-101039, 333-112057, 333-112062, and 333-112063 on Form S-8, of Avnet, Inc. of our reports dated September 7, 2005, with respect to the consolidated balance sheets of Avnet, Inc. and subsidiaries as of July 2, 2005 and July 3, 2004, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended July 2, 2005, and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of July 2, 2005, and the effectiveness of internal control over financial reporting as of July 2, 2005, which reports appear in the July 2, 2005, annual report on Form 10-K of Avnet, Inc.

/s/ KPMG LLP
Phoenix, Arizona
September 7, 2005